UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024
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RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 2.02. Results of Operations and Financial Condition.
The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On May 7, 2024, RingCentral, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal quarter ended March 31, 2024. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Director
As previously reported in RingCentral, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission on February 22, 2024, as amended, Prat Bhatt was appointed to the Board of Directors (the “Board”) of the Company and the Audit Committee of the Board on February 20, 2024, effective March 1, 2024. On May 1, 2024, Mr. Bhatt was appointed to serve on the Compensation Committee of the Board.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description
99.1	Press release dated May 7, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2024

RINGCENTRAL, INC.

By:	/s/ Sonalee Parekh
Name:	Sonalee Parekh
Title:	Chief Financial Officer